As filed with the Securities and Exchange Commission on September 22, 2025

Registration No. 333-270557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	62-1470956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Eric Mendelsohn

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David W. Bonser

Les Reese

Hogan Lovells US LLP

555 Thirteenth Street NW

Washington, DC 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ADDITIONAL GUARANTOR REGISTRANTS (1)(2)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification Number
NHI/REIT, Inc.	Maryland	62-1487865
Florida Holdings IV, LLC	Delaware	27-1924499
NHI REIT of Alabama, L.P.	Alabama	62-1481479
NHI/REIT of Florida, L.P.	Florida	62-1481481
NHI-REIT of Missouri, LP	Missouri	62-1481480
NHI-REIT of Georgia, L.P.	Georgia	62-1481494
NHI-REIT of South Carolina, L.P.	South Carolina	62-1485491
NHI-REIT of California, LP	California	27-2122291
NHI-REIT of Idaho, L.P.	Idaho	62-1685245
NHI-REIT of Virginia, L.P.	Virginia	62-1485490
NHI/Anderson, LLC	Delaware	52-2331153
NHI/Laurens, LLC	Delaware	52-2331154
Texas NHI Investors, LLC	Texas	74-3014115
NHI-REIT of Oregon, LLC	Delaware	46-1292980
NHI-REIT of Florida, LLC	Delaware	27-1928550
NHI-REIT of Minnesota, LLC	Delaware	27-2048470
NHI-REIT of Tennessee, LLC	Tennessee	45-3460114
NHI Selah Properties, LLC	Delaware	45-1860372
NHI-REIT of Wisconsin, LLC	Delaware	46-1560584
NHI-REIT of NC Springs, LLC	Delaware	46-2593624
NHI-REIT of Northeast, LLC	Delaware	45-3411924
NHI-REIT of Washington, LLC	Delaware	45-5011225
NHI-REIT of Maryland, LLC	Delaware	46-3823995
NHI-REIT of Seaside, LLC	Delaware	47-2561646
Myrtle Beach Retirement Residence LLC	Oregon	20-1051246
Voorhees Retirement Residence LLC	Oregon	20-3903502
NHI-REIT of Next House, LLC	Delaware	46-4092682
NHI-REIT of Axel, LLC	Delaware	47-4186097
NHI-REIT of Michigan, LLC	Delaware	47-4532373
NHI-REIT of Bickford, LLC	Delaware	81-2256620
NHI-REIT of North Carolina, LLC	Delaware	82-0669098
NHI-REIT of TX-IL, LLC	Delaware	82-0649745
NHI-REIT of Colorado, LLC	Delaware	84-2390389
NHI-Bickford RE, LLC	Delaware	27-1335068
NHI-SS TRS, LLC	Delaware	46-0954233
NHI-REIT of Indiana, LLC	Delaware	84-5193253
NHI SH Propco 1, LLC	Delaware	84-1907456
NHI-REIT of Oklahoma, LLC	Delaware	86-2874364
NHI-Merrill I TRS, LLC	Delaware	88-1154814
NHI-Discovery I TRS, LLC	Delaware	88-1193654
NHI-Propco Member LLC	Delaware	88-1161199
NHI-REIT of DSL PropCo II, LLC	Delaware	87-4422023
NHI-REIT of CCWH, LLC	Delaware	82-2651786
NHI SH OpCo 1, LLC	Delaware	33-5025360
NHI OpCo Salisbury MD, LLC	Delaware	33-5044966
NHI OpCo Reading PA, LLC	Delaware	33-5064166
NHI OpCo Michigan City IN, LLC	Delaware	39-2094699
NHI OpCo Portage IN, LLC	Delaware	39-2095082
NHI OpCo Columbus IN, LLC	Delaware	33-5064440
NHI OpCo Vero Beach FL, LLC	Delaware	33-5034922
NHI-REIT of PropCo I, LLC	Delaware	39-2754246
NHI-REIT of PropCo II, LLC	Delaware	39-2754046
NHI-REIT of PropCo III, LLC	Delaware	39-2774911
NHI-REIT of PropCo IV, LLC	Delaware	39-2774858
NHI-REIT of PropCo V, LLC	Delaware	39-2797606
NHI SH PropCo 2, LLC	Delaware	39-2846165
NHI SH OpCo 2, LLC	Delaware	39-2846255
NHI PropCo Redmond OR, LLC	Delaware	39-2823420
NHI OpCo Redmond OR, LLC	Delaware	39-2864635
NHI PropCo Central Point OR, LLC	Delaware	39-2823557
NHI OpCo Central Point OR, LLC	Delaware	39-2864669
NHI PropCo Tulsa OK, LLC	Delaware	39-2921489
NHI OpCo Tulsa OK, LLC	Delaware	39-2934881
NHI PropCo Broken Arrow OK, LLC	Delaware	39-2921616
NHI OpCo Broken Arrow OK, LLC	Delaware	39-2934954

(1)	The address and telephone number for each of the additional guarantor registrants is 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.
(2)

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is D. Eric Mendelsohn, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Post-Effective Amendment”) amends the Registration Statement on Form S-3 (File No. 333-270557) of National Health Investors, Inc. and the guarantor co-registrants filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2023 (the “Registration Statement”). The Post-Effective Amendment is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, for the purpose of (i) adding NHI-REIT of CCWH, LLC, NHI SH OpCo 1, LLC, NHI OpCo Salisbury MD, LLC, NHI OpCo Reading PA, LLC, NHI OpCo Michigan City IN, LLC, NHI OpCo Portage IN, LLC, NHI OpCo Columbus IN, LLC, NHI OpCo Vero Beach FL, LLC, NHI-REIT of PropCo I, LLC, NHI-REIT of PropCo II, LLC, NHI-REIT of PropCo III, LLC, NHI-REIT of PropCo IV, LLC, NHI-REIT of PropCo V, LLC, NHI SH PropCo 2, LLC, NHI SH OpCo 2, LLC, NHI PropCo Redmond OR, LLC, NHI OpCo Redmond OR, LLC, NHI PropCo Central Point OR, LLC, NHI OpCo Central Point OR, LLC, NHI PropCo Tulsa OK, LLC, NHI OpCo Tulsa OK, LLC, NHI PropCo Broken Arrow OK, LLC and NHI OpCo Broken Arrow OK, LLC as additional guarantor co-registrants that are, or may potentially be, guarantors of some or all of the debt securities issued by National Health Investors, Inc. and (ii) removing NHI-REIT of Arizona, Limited Partnership as a guarantor co-registrant. No changes or additions are being made hereby to the base prospectus that forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. The Post-Effective Amendment will become effective immediately upon filing with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)	These fees and expenses depend on the amount of securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnifications of directors and officers.

The following applies to National Health Investors, Inc. and NHI-REIT, Inc.

Our charter provides that we shall, to the fullest extent permitted by the MGCL, indemnify present and former directors of NHI. Our charter also provides that we shall have the power to indemnify, by express provision in our bylaws, by agreement, or by majority vote of either our stockholders or disinterested directors, any one or more of the following classes of individuals: (i) present or former officers, (ii) present or former agents and/or employees, (iii) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by NHI, and (iv) persons serving or who have served at our request in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.

Article VII of our bylaws provides that we shall provide to all persons elected or appointed as an officer of NHI indemnification on account of matters resulting in their capacity as an officer to the full extent permitted by our charter.

NHI REIT, Inc.’s charter provides that it shall, to the fullest extent permitted by the MGCL, indemnify any and all persons whom it has the power to indemnify under the MGCL.

The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited by charter provision, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors’ or officers’ action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter limits the liability of directors and officers to us and our stockholders to the full extent permitted under the MGCL. The provisions of our charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

Section 2-418 of the MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the MGCL generally permits indemnification of any director or officer made or threatened to be made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

The MGCL permits a corporation to advance expenses prior to the final disposition of a proceeding upon obtaining: (i) a written affirmation by the director or officer of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification by such corporation as authorized by the MGCL and (ii) a written statement by or on the director’s behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to advance expenses to the fullest extent permitted by the MGCL.

The following applies to the additional guarantor registrants organized as Delaware limited liability companies.

The limited liability company agreements of certain of the additional guarantor registrants organized in Delaware generally provide for the indemnification of each respective registrant’s members, officers, directors, employees and agents to the fullest extent permissible under Delaware law. These registrants include NHI-REIT of Colorado, LLC, NHI-REIT of Minnesota, LLC, NHI Selah Properties, LLC, NHI-REIT of Northeast, LLC, NHI-REIT of Washington, LLC, NHI/Anderson, LLC, NHI/Laurens, LLC, NHI-REIT of Florida, LLC, NHI-Bickford RE, LLC, NHI SH Propco 1, LLC, and NHI-REIT of CCWH, LLC.

The limited liability company agreements of certain of the other additional guarantor registrants organized in Delaware generally provide for the indemnification of each respective registrant’s members, officers, directors and stockholders provided that such indemnified party meets a requisite standard of care for indemnification. These registrants include NHI-Discovery I TRS, LLC, NHI-Merrill I TRS, LLC, NHI PropCo Member LLC, NHI-REIT of DSL PropCo II, LLC, NHI SH OpCo 1, LLC, NHI OpCo Salisbury MD, LLC, NHI OpCo Reading PA, LLC, NHI OpCo Michigan City IN, LLC, NHI OpCo Portage IN, LLC, NHI OpCo Columbus IN, LLC, NHI OpCo Vero Beach FL, LLC, NHI-REIT of PropCo I, LLC, NHI-REIT of PropCo II, LLC, NHI-REIT of PropCo III, LLC, NHI-REIT of PropCo IV, LLC, NHI-REIT of PropCo V, LLC, NHI SH PropCo 2, LLC, NHI SH OpCo 2, LLC, NHI PropCo Redmond OR, LLC, NHI OpCo Redmond OR, LLC, NHI PropCo Central Point OR, LLC, NHI OpCo Central Point OR, LLC, NHI PropCo Tulsa OK, LLC, NHI OpCo Tulsa OK, LLC, NHI PropCo Broken Arrow OK, LLC, and NHI OpCo Broken Arrow OK, LLC.

The limited liability company agreements of certain of the other additional guarantor registrants organized in Delaware do not contain any provision regarding indemnification. These registrants include Florida Holdings IV, LLC, NHI-REIT of Oregon, LLC, NHI-REIT of Wisconsin, LLC, NHI-REIT of NC Springs, LLC, NHI-REIT of Maryland, LLC, NHI-REIT of Seaside, LLC, NHI-REIT of Next House, LLC, NHI-REIT of Axel, LLC, NHI-REIT of Michigan, LLC, NHI-REIT of Bickford, LLC, NHI-REIT of North Carolina, LLC, NHI-REIT of TX-IL, LLC, NHI-SS TRS, LLC, NHI-REIT of Indiana, LLC, and NHI-REIT of Oklahoma, LLC.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The following applies to the additional guarantor registrants organized as Tennessee limited liability companies.

The limited liability company agreement of NHI-REIT of Tennessee, LLC provides for the indemnification of (i) the registrant’s member, (ii) any affiliate of the registrant’s member and (iii) any officer, director, employee, or agent of the registrant, the registrant’s member or any of its affiliates (each, an “Indemnitee”), from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, in each case to the fullest extent permitted under the Tennessee Revised Limited Liability Company Act (the “TLLCA”).

Section 48-249-115(b) of the TLLCA provides that a limited liability company may indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual (i) acted in good faith, (ii) reasonably believed that such individual’s conduct in such individual’s official capacity was in the company’s best interest and, in all other cases, that such individual’s conduct was at least not opposed to the company’s best interests and (iii) in a criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. Section 48-249-115(b) of the TLLCA also provides that unless ordered by a court of competent jurisdiction, a limited liability company may not indemnify a responsible person in connection with a proceeding by the company in which the responsible person was adjudged liable to the company or in connection with any other proceeding in which such responsible person was adjudged liable to the company for receiving an improper personal benefit. Section 48-249-115(c) of the TLLCA provides that a limited liability company shall indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was a responsible person, against reasonable expenses incurred by the person in connection with the proceeding. Section 48-249-115(i) of the TLLCA prohibits indemnification to a responsible person if a judgment or other final adjudication adverse to the responsible person or officer establishes such person’s liability for (i) any breach of the duty of loyalty to the limited liability company or its members, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) unlawful distributions.

The following applies to the additional guarantor registrants organized as Oregon limited liability companies.

The limited liability company agreements of Myrtle Beach Retirement Residence LLC and Voorhees Retirement Residence LLC do not contain any provision regarding indemnification.

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent to the limited liability company or its member for damages from such acts or omissions; provided, that indemnification is not permitted for (i) any act or omission occurring prior to the date such provision became effective or (ii) any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The following applies to the additional guarantor registrant organized as a Texas limited liability company.

The limited liability company agreement of Texas NHI Investors, LLC does not contain any provision regarding indemnification.

Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse any expenses incurred by, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless any officer, member or manager of a limited liability company or an assignee of a membership interest in the company.

The following applies to the additional guarantor registrant organized as a Virginia limited partnership.

The limited partnership agreement of NHI-REIT of Virginia, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 50-73.24 of the Virginia Revised Uniform Limited Partnership Act (the “VRULPA”) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business. However, if the limited partner participates in the control of the business, he is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Section 50-73.29 of the VRULP and Section 50-73.96 of the Virginia Uniform Partnership Act (the “VUPA”) provide that general partners are jointly and severally liable for all obligations of the partnership unless otherwise agreed by the claimant or provided by law. Section 50-73.29 of the VRULP and Section 50-73.96 of the VUPA provide that a partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the business of the partnership or for the preservation of its business or property, subject to certain exceptions.

The following applies to the additional guarantor registrant organized as a Florida limited partnership.

The limited partnership agreement of NHI/REIT of Florida, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act (the “FRULPA”) provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 620.1406 of the FRULPA provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

The following applies to the additional guarantor registrant organized as a Georgia limited partnership.

The limited partnership agreement of NHI-REIT of Georgia, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 14-9-303 of the Georgia Revised Uniform Limited Partnership Act (the “GRULPA”) provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become so by participating in the management or control of the business.

Section 14-9-108 of the GRULPA provides that a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever; provided that the limited partnership may not indemnify any person for (i) intentional misconduct or a knowing violation of law, or (ii) any transaction for which the indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement subject to any limitations set forth in the limited partnership agreement. Section 14-9-108 of the GRULPA further provides that (i) the partnership agreement may expand or eliminate a partner’s duties and liabilities; provided that the partnership agreement may not eliminate or limit the liability of such partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement, and (ii) the partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement.

The following applies to the additional guarantor registrant organized as a South Carolina limited partnership.

The limited partnership agreement of NHI-REIT of South Carolina, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 33-42-430 of the South Carolina Uniform Limited Partnership Act (the “SCULPA”) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner, or in addition to the exercise of his rights and powers as a limited partner, he takes part in the control of the business. However, if the limited partner’s participation in the control of the business is not substantially the same as the exercise of the powers of a general partner, he is liable only to persons who transact business with the limited partnership with actual knowledge of his participation in control.

Section 33-42-630 of the SCULPA and Section 33-41-370 of the South Carolina Uniform Partnership Act (the “SCUPA”) provide that general partners are jointly and severally liable for everything chargeable to the partnership. Section 33-42-630 of the SCULPA and Section 33-41-510 of the SCUPA provide that the partnership must indemnify the general partner in respect of payments made and personal liabilities reasonably incurred by the general partner in the ordinary and proper conduct of its business or for the preservation of its business or property.

The following applies to the additional guarantor registrant organized as a California limited partnership.

The limited partnership agreement of NHI-REIT of California, LP provides that the partnership shall indemnify the general partner from any liability or damage, shall defend, hold harmless, and pay all judgments against the general partner incurred by reason of any act or omission or alleged act or omission in connection with the business of the partnership; and shall indemnify the general partner for such liabilities under federal and state securities laws as the law permits. The limited partnership agreement further provides that all judgments against the limited partnership or the general partner or any employees or agents of the general partner, wherein the general partner or the employees or agents of the general partner are entitled to indemnification, must first be satisfied from partnership assets before the general partner or the employees or agents of the general partner are responsible for these obligations.

Section 15903.03 of the California United Limited Partnership Act of 2008 (the “CULPA”) provides that a limited partner is not liable for any obligation of a limited partnership unless named as a general partner in the certificate of limited partnership or, in addition to exercising the rights and powers of a limited partner, the limited partner participates in the control of the business. If a limited partner participates in the control of the business without being named as a general partner, that partner may be held liable as a general partner only to persons who transact business with the limited partnership with actual knowledge of that partner’s participation in control and with a reasonable belief, based upon the limited partner’s conduct, that the partner is a general partner at the time of the transaction.

Section 15904.04 of the CULPA provides that all general partners are liable jointly and severally for all obligations of the limited partnership unless otherwise agreed by the claimant or provided by law. Section 15904.06 of the CULPA provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

The following applies to the additional guarantor registrant organized as an Alabama limited partnership.

The limited partnership agreement of NHI REIT of Alabama, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 10A-9A-3.03 of the Alabama Limited Partnership Law provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation, or other liability of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 10A-9A-4.04 of the Alabama Limited Partnership Law provides that all general partners are liable jointly and severally for all debts, obligations, and liabilities of the limited partnership unless otherwise agreed by the claimant or provided by law. Section 10A-9A-1.05 of the Alabama Limited Partnership Law provides that a limited partnership may indemnify and hold harmless a partner or other person, pay in advance or reimburse expenses incurred by a partner or other person, and purchase and maintain insurance on behalf of a partner or other person.

The following applies to the additional guarantor registrant organized as an Idaho limited partnership.

The limited partnership agreement of NHI-REIT of Idaho, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 30-24-303 of the Idaho Uniform Limited Partnership Act (the “IULPA”) provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation, or other liability of the limited partnership solely by reason of being or acting as a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 30-24-408 of the IULPA generally provides that (i) a limited partnership shall reimburse a general partner for any payment made by the general partner in the course of the general partner’s activities on behalf of the partnership, (ii) a limited partnership shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a general partner, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Idaho Code provisions concerning the duty of care and duty of loyalty, limitations on distributions and certain management rights, (iii) in the ordinary course of its activities and affairs, a limited partnership may advance reasonable expenses, including attorney’s fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a general partner, if the person promises to repay the partnership if the person ultimately is determined not to be entitled to be indemnified under clause (ii), and (iv) a limited partnership may purchase and maintain insurance on behalf of a general partner against liability asserted against or incurred by the general partner in that capacity or arising from that status even if the partnership agreement could not eliminate or limit the person’s liability to the partnership for the conduct giving rise to the liability.

The following applies to the additional guarantor registrant organized as a Missouri limited partnership.

The limited partnership agreement of NHI-REIT of Missouri, LP provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 359.201 of the Missouri Uniform Limited Partnership Law (the “MULPL”) provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become so by participating in the management or control of the business.

Section 359.251 of the MULPL and Section 358.180 of the Missouri Uniform Partnership Law provide that the partnership must indemnify every general partner in respect of payments made and personal liabilities reasonably incurred by the general partner in the ordinary and proper conduct of its business, or for the preservation of its business or property.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation of NHI. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 (Registration Statement No. 33-192322) of NHI.

3.2	Articles of Amendment to Articles of Incorporation of NHI dated as of June 8, 1994. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Statement No. 333-194653) of NHI.

3.3	Articles of Amendment to Articles of Incorporation of NHI dated as of May 1, 2009. Incorporated by reference to Exhibit A to the Definitive Proxy Statement of NHI filed on March 23, 2009.

3.4	Articles of Amendment to Articles of Incorporation of NHI dated as of May 2, 2014. Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 4, 2014.

3.5	Articles of Amendment to Articles of Incorporation of NHI dated as of May 6, 2020. Incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q filed on August 10, 2020.

3.6	Amendment to Articles of Incorporation approved by stockholders on May 21, 2025. Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on August 6, 2025.

3.7	Amended and Restated Bylaws as approved February 17, 2023, as amended April 27, 2023. Incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on May 9, 2023.

4.1	Indenture dated as of January 26, 2021, among National Health Investors, Inc. and Regions Bank, as trustee. Incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 26, 2021.

4.2	First Supplemental Indenture dated as of January 26, 2021, among National Health Investors, Inc. Regions Bank, as trustee, and the subsidiary guarantors set forth therein. Incorporated by reference to Exhibit 4.2 to Form 8-K filed on January 26, 2021.

4.3	Second Supplemental Indenture dated as of March 31, 2022, among National Health Investors, Inc., Regions Bank, as trustee, and the subsidiary guarantors set forth therein. Incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q filed on May 9, 2022.

4.4	Third Supplemental Indenture, dated as of July 7, 2025, among National Health Investors, Inc., Regions Bank, as trustee, and the subsidiary guarantors set forth therein. Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on August 6, 2025.

4.5*	Form of Debt Security.

4.6	Form of Certificate for Common Stock of Registrant. Incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-11 (Registration No. 33-41863) (filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T).

4.7*	Articles Supplementary with respect to Preferred Stock.

4.8*	Form of Preferred Stock Certificate.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant.

4.11*	Form of Unit.

5.1**	Opinion of Hogan Lovells US LLP, dated March 15, 2023.

5.2	Opinion of Hogan Lovells US LLP, dated September 22, 2025.

8.1**	Opinion of Hogan Lovells US LLP as to certain tax matters.

23.1**	Consent of BDO USA, LLP.

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.2).

23.4**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).

24.1**	Power of Attorney.

25.1**	Statement of Eligibility of Trustee for Debt Securities on Form T-1.

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference when required in connection with the offering of securities.
**	Previously filed as an exhibit to the Registration Statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by NHI pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NHI pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on September 22, 2025.

NATIONAL HEALTH INVESTORS, INC.

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President and Chief Executive Officer

FLORIDA HOLDINGS IV, LLC

NHI/ANDERSON, LLC

NHI/LAURENS, LLC

TEXAS NHI INVESTORS, LLC

NHI-REIT OF OREGON, LLC

NHI-REIT OF FLORIDA, LLC

NHI-REIT OF MINNESOTA, LLC

NHI-REIT OF TENNESSEE, LLC

NHI SELAH PROPERTIES, LLC

NHI-REIT OF WISCONSIN, LLC

NHI-REIT OF NC SPRINGS, LLC

NHI-REIT OF NORTHEAST, LLC

NHI-REIT OF WASHINGTON, LLC

NHI-REIT OF MARYLAND, LLC

NHI-REIT OF SEASIDE, LLC

NHI-REIT OF NEXT HOUSE, LLC

NHI-REIT OF AXEL, LLC

NHI-REIT OF MICHIGAN, LLC

NHI-REIT OF BICKFORD, LLC

NHI-REIT OF NORTH CAROLINA, LLC

NHI-REIT OF TX-IL, LLC

NHI-REIT OF COLORADO, LLC

NHI-BICKFORD RE, LLC

NHI-SS TRS, LLC

NHI-REIT of INDIANA, LLC

NHI-REIT OF OKLAHOMA, LLC

NHI SH PROPCO 1, LLC

NHI-DISCOVERY I TRS, LLC

NHI-MERRILL I TRS, LLC

NHI-REIT OF CCWH, LLC

NHI SH OPCO 1, LLC

NHI OPCO SALISBURY MD, LLC

NHI OPCO READING PA, LLC

NHI OPCO MICHIGAN CITY IN, LLC

NHI OPCO PORTAGE IN, LLC

NHI OPCO COLUMBUS IN, LLC

NHI OPCO VERO BEACH FL, LLC

NHI-REIT OF PROPCO I, LLC

NHI-REIT OF PROPCO II, LLC

NHI-REIT OF PROPCO III, LLC

NHI-REIT OF PROPCO IV, LLC

NHI-REIT OF PROPCO V, LLC

NHI SH PROPCO 2, LLC

NHI SH OPCO 2, LLC

NHI PROPCO REDMOND OR, LLC

NHI OPCO REDMOND OR, LLC

NHI PROPCO CENTRAL POINT OR, LLC

NHI OPCO CENTRAL POINT OR, LLC

NHI PROPCO TULSA OK, LLC

NHI OPCO TULSA OK, LLC

NHI PROPCO BROKEN ARROW OK, LLC
NHI OPCO BROKEN ARROW OK, LLC

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

National Health Investors, Inc.**

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities on September 22, 2025:

Signature	Title

/s/ D. Eric Mendelsohn D. Eric Mendelsohn	President, Chief Executive Officer and Director (Principal Executive Officer)

* John Spaid	Chief Financial Officer (Principal Financial Officer)

* David Travis	Chief Accounting Officer (Principal Accounting Officer)

* Robert A. McCabe, Jr.	Chairman of the Board

* Robert G. Adams	Director

/s/ Robert W. Chapin, Jr. Robert W. Chapin, Jr.	Director

* Tracy M.J. Colden	Director

* James R. Jobe	Director

* Charlotte A. Swafford	Director

/s/ Candice W. Todd Candice W. Todd	Director

* By:	/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
Attorney-in-fact

**

National Health Investors, Inc. is the sole member (or the sole member of the sole member or managing member) of each of Florida Holdings IV, LLC, NHI/Anderson, LLC, NHI/Laurens, LLC, Texas NHI Investors, LLC, NHI-REIT of Oregon, LLC, NHI-REIT of Florida, LLC, NHI-REIT of Minnesota, LLC, NHI-REIT of Tennessee, LLC, NHI Selah Properties, LLC, NHI-REIT of Wisconsin, LLC, NHI-REIT of NC Springs, LLC, NHI-REIT of Northeast, LLC, NHI-REIT of Washington, LLC, NHI-REIT of Maryland, LLC, NHI-REIT of Seaside, LLC, NHI-REIT of Next House, LLC, NHI-REIT of Axel, LLC, NHI-REIT of Michigan, LLC, NHI-REIT of Bickford, LLC, NHI-REIT of North Carolina, LLC, NHI-REIT of TX-IL, LLC, NHI-REIT of Colorado, LLC, NHI-Bickford RE, LLC, NHI-SS TRS, LLC, NHI-REIT of Indiana, LLC, NHI-REIT of Oklahoma, LLC, NHI SH PropCo 1, LLC, NHI-Discovery I TRS, LLC, NHI-Merrill I TRS, LLC, NHI-REIT of CCWH, LLC, NHI SH OpCo 1, LLC, NHI OpCo Salisbury MD, LLC, NHI OpCo Reading PA, LLC, NHI OpCo Michigan City IN, LLC, NHI OpCo Portage IN, LLC, NHI OpCo Columbus IN, LLC, NHI OpCo Vero Beach FL, LLC, NHI-REIT of PropCo I, LLC, NHI-REIT of PropCo II, LLC, NHI-REIT of PropCo III, LLC, NHI-REIT of PropCo IV, LLC, NHI-REIT of PropCo V, LLC, NHI SH PropCo 2, LLC, NHI SH OpCo 2, LLC, NHI PropCo Redmond OR, LLC, NHI OpCo Redmond OR, LLC, NHI PropCo Central Point OR, LLC, NHI OpCo Central Point OR, LLC, NHI PropCo Tulsa OK, LLC, NHI OpCo Tulsa OK, LLC, NHI PropCo Broken Arrow OK, LLC, and NHI OpCo Broken Arrow OK, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on September 22, 2025.

NHI/REIT, INC.

NHI REIT OF ALABAMA, L.P.

NHI-REIT OF CALIFORNIA, LP

NHI/REIT OF FLORIDA, L.P.

NHI-REIT OF GEORGIA, L.P.

NHI-REIT OF IDAHO, L.P.

NHI-REIT OF MISSOURI, LP

NHI-REIT OF SOUTH CAROLINA, L.P.

NHI-REIT OF VIRGINIA, L.P.

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

NHI/REIT, INC.**

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on September 22, 2025:

Signature	Title**

/s/ D. Eric Mendelsohn D. Eric Mendelsohn	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* Kristin S. Gaines	Secretary and Director

* By:	/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
Attorney-in-fact

**

NHI/REIT, Inc. is the sole general partner of NHI REIT of Alabama, L.P., NHI-REIT of California, LP, NHI/REIT of Florida, L.P., NHI-REIT of Georgia, L.P., NHI-REIT of Idaho, L.P., NHI-REIT of Missouri, LP, NHI-REIT of South Carolina, L.P. and NHI-REIT of Virginia, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on September 22, 2025.

NHI-PROPCO MEMBER LLC

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
Chief Executive Officer

NHI-REIT OF DSL PROPCO II, LLC MYRTLE BEACH RETIREMENT RESIDENCE LLC VOORHEES RETIREMENT RESIDENCE LLC

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

NHI-PropCo Member LLC**

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on September 22, 2025:

Signature	Title

/s/ D. Eric Mendelsohn D. Eric Mendelsohn	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Kevin Pascoe Kevin Pascoe	Executive Vice President, Chief Investment Officer and Director

* Kristin S. Gaines	Executive Vice President, Corporate Secretary and Director

* By:	/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
Attorney-in-fact

**	NHI PropCo Member LLC is the managing member of NHI-REIT of DSL PropCo II, LLC, which is the sole member of Myrtle Beach Retirement Residence LLC and Voorhees Retirement Residence LLC.